Exhibit 10.17

PAYMENTUS HOLDINGS, INC.

2021 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

NOTICE OF STOCK OPTION GRANT

Unless otherwise defined herein, the terms defined in the Paymentus Holdings, Inc. 2021 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Agreement, which includes the Notice of Stock Option Grant (the “Notice of Grant”), the Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A, and all other exhibits, appendices, and addenda attached hereto (including any additional terms and conditions for Participant’s country set forth in Appendix 1 to the Terms and Conditions of Stock Option Grant (the “Country Addendum”) and restrictive covenants set forth in Appendix 2 to the Terms and Conditions of Stock Option Grant (the “Restrictive Covenants Addendum”)) (together, the “Option Agreement”).

Participant Name:

Address:

The undersigned Participant has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number: _______________________________

Date of Grant: _______________________________

Vesting Commencement Date: _______________________________

Exercise Price per Share: $______________________________

Total Number of Shares Subject to Option: _______________________________

Total Exercise Price: $______________________________

Type of Option: ___ Incentive Stock Option

___ Nonstatutory Stock Option

Term/Expiration Date: _______________________________

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan, this Option Agreement or any other written agreement authorized by the Administrator between Participant and the Company (or any Parent or Subsidiary of the Company, as applicable) governing the terms of this Option, this Option shall vest and be exercisable, in whole or in part, according to the following vesting schedule:

One-fifth (1/5th) of the Total Number of Shares Subject to Option (as set forth above) shall be scheduled to vest on the one (1) year anniversary of the Vesting Commencement Date, and one sixtieth (1/60th) of the Total Number of Shares Subject to Option shall be scheduled to vest each month thereafter on the same day of the month as the Vesting Commencement Date (and if there is no corresponding day in a particular month, on the last day of the month), subject to Participant continuing to be a Service Provider through each such date.

Termination Period:

This Option shall be exercisable, to the extent vested, for three (3) months after Participant ceases to be a Service Provider, unless such cessation is due to Participant’s death or Disability, in which case this Option shall be exercisable, to the extent vested, for twelve (12) months after Participant ceases to be a Service Provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and this Option may be subject to earlier termination as provided in Section 15 of the Plan.

By Participant’s signature or by Participant’s acceptance of the Option Agreement via the Company’s designated electronic acceptance procedures and the signature of the representative of the Company below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement, including the Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A, the Exercise Notice, attached hereto as Exhibit B, and all other exhibits, appendices and addenda attached hereto (including any Country Addendum and Restrictive Covenants Addendum), all of which are made a part of this document. Participant acknowledges receipt of a copy of the Plan. Participant has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and the Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan or this Option Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address indicated below.

PARTICIPANT PAYMENTUS HOLDINGS, INC.

____________________________________ ____________________________________

Signature Signature

____________________________________ ____________________________________

Print Name Print Name

____________________________________

Title

Residence Address:

____________________________________

____________________________________

EXHIBIT A

PAYMENTUS HOLDINGS, INC.

2021 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1.
Grant of Option.
(a)
The Company hereby grants to the individual (“Participant”) named in the Notice of Stock Option Grant of this Option Agreement (the “Notice of Grant”), on behalf of the Company and any Parent or Subsidiary by which the Participant is employed, an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Option Agreement and the Plan, which is incorporated herein by reference. Subject to Section 20 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.
(b)
For U.S. taxpayers, if designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event shall the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.
(c)
For non-U.S. taxpayers, the Option will be designated as an NSO.
2.
Vesting Schedule. Except as provided in Section 3, the Option awarded by this Option Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Unless specifically provided otherwise in this Option Agreement or other written agreement authorized by the Administrator between Participant and the Company or any Parent or Subsidiary of the Company, as applicable, Shares subject to this Option that are scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Option Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.
3.
Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.
4.
Exercise of Option.
(a)
Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.
(b)
Method of Exercise. This Option shall be exercisable by delivery of an exercise notice (the “Exercise Notice”) in the form attached as Exhibit B to the Notice of Grant or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be completed by Participant and delivered to the Company, accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable Withholding Obligations (as defined below). This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable Withholding Obligations.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Participant on the date on which the Option is exercised with respect to such Shares.

5.
Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of Participant:
(a)
cash;
(b)
check;
(c)
consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or
(d)
if Participant is a U.S. employee, surrender of other Shares which (i) shall be valued at its fair market value on the date of surrender, and (ii) must be owned free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company.

A non-U.S. resident’s methods of exercise may be restricted by the terms and conditions of any appendix to this Option Agreement for Participant’s country (including the Country Addendum, as defined below).

6.
Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

7.
Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.
8.
Tax Obligations.
(a)
Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer or any Parent or Subsidiary to which Participant is providing services (together, the “Service Recipients”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Option, including, without limitation, (i) all federal, state, and local taxes (including Participant’s Federal Insurance Contributions Act (FICA) obligations) that are required to be withheld by any Service Recipient or other tax-related items related to Participant’s participation in the Plan and legally applicable or deemed legally applicable to Participant, (ii) Participant’s and, to the extent required by any Service Recipient, the Service Recipient’s fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of the Option or sale of Shares, and (iii) any other Service Recipient taxes the responsibility for which Participant has, or has agreed to bear, with respect to the Option (or exercise thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s sole responsibility and may exceed the amount actually withheld by the applicable Service Recipient(s). Participant further acknowledges that no Service Recipient (A) makes any representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends or other distributions, and (B) makes any commitment to and is under any obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction, Participant acknowledges that the applicable Service Recipient(s) (or former service recipient(s), as applicable) may be required to withhold or account for Withholding Obligations (as defined below) in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares.
(b)
Tax Withholding. Pursuant to such procedures as the Administrator may specify from time to time, the applicable Service Recipient(s) will withhold the amount required to be withheld for the payment of Tax Obligations (the “Withholding Obligations”). The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such Withholding Obligations, in whole or in part (without limitation), if permissible by Applicable Laws, by (i) paying cash, (ii) having the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum amount that is necessary to meet the withholding requirement for such Withholding Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences) (“Net Share Withholding”), (iii) withholding the amount of such Withholding Obligations from Participant’s wages or other cash compensation payable to Participant by the applicable Service Recipient(s), (iv) delivering to the Company Shares that Participant owns and that already have vested with a fair market value equal to the Withholding Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences), or (v) selling a sufficient number of such Shares otherwise deliverable to Participant, through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the minimum amount that is necessary to meet the withholding requirement for such Withholding Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences) (“Sell to Cover”). To the extent determined appropriate by the Administrator in its discretion, the Administrator will have the right (but not the obligation) to satisfy any Withholding Obligations by Net Share Withholding. If Net Share Withholding is the method by which such Withholding Obligations are satisfied, the Company will not withhold on a fractional Share basis to satisfy any portion of the Withholding Obligations and, unless the Company determines otherwise, no refund will be made to Participant for the value of the portion of a Share, if any, withheld in excess of the Withholding Obligations. If a Sell to Cover is the method by which Withholding Obligations are satisfied, Participant agrees that as part of the Sell to Cover, additional Shares may be sold to satisfy any associated broker or other fees. Only whole Shares will be sold pursuant to a Sell to Cover. Any proceeds from the sale of Shares pursuant to a Sell to Cover that are in excess of the Withholding Obligations and any associated broker or other fees will be paid to Participant in accordance with procedures the Company may specify from time to time.
(c)
Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.
(d)
Section 409A. Under Section 409A, a stock right (such as the Option) that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004), that was granted with a per share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of an underlying share on the date of grant (a “discount option”) may be considered “deferred compensation.” A stock right that is a “discount option” may result in (i) income recognition by the recipient of the stock right prior to the exercise of the stock right, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional state income, penalty and interest tax to the recipient of the stock right. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the fair market value of a Share on the date of grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the fair market value of a Share on the date of grant, Participant shall be solely responsible for Participant’s costs related to such a determination. In no event will the Company or any of its Parent or Subsidiaries have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless Participant (or any other person) in respect of this Option or any other Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, Participant (or any other person) as a result of Section 409A.
9.
Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
10.
Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of the State of Delaware.
11.
No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER, WHICH UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAWS IS AT THE WILL OF THE APPLICABLE SERVICE RECIPIENT AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN SHALL NOT BE INTERPRETED AS FORMING OR AMENDING AN EMPLOYMENT OR SERVICE CONTRACT, DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF ANY SERVICE RECIPIENT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER, SUBJECT TO APPLICABLE LAW, WHICH TERMINATION, UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW, MAY BE AT ANY TIME, WITH OR WITHOUT CAUSE.
12.
Nature of Grant. In accepting the Option, Participant acknowledges, understands and agrees that:
(a)
the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(b)
all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Administrator;
(c)
Participant is voluntarily participating in the Plan;
(d)
the Option and any Shares acquired under the Plan and the income from and value of same, are not intended to replace any pension rights or compensation;
(e)
the Option and Shares acquired under the Plan and the income from and value of same, are not part of normal or expected compensation for purposes of, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;
(f)
unless otherwise agreed with the Company in writing, the Option and the Shares acquired from the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of any Subsidiary or Parent of the Company;
(g)
the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;
(h)
if the underlying Shares do not increase in value, the Option will have no value;
(i)
if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;
(j)
for purposes of the Option, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Option Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time). The Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of this Option grant (including whether Participant may still be considered to be providing services while on a leave of absence and consistent with Applicable Laws);
(k)
unless otherwise provided in the Plan or by the Administrator in its discretion, the Option and the benefits evidenced by this Option Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(l)
the following provisions apply only if Participant is providing services outside the United States:
(i)
the Option and the Shares subject to the Option, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose;
(ii)
no Service Recipient shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise; and

(iii)
no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of the Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against any Service Recipient, waives his or her ability, if any, to bring any such claim, and releases each Service Recipient from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.
13.
Restrictive Covenants. In consideration of this grant of the Option, Participant agrees to the restrictive covenants set forth in Appendix 2 to this Option Agreement, the terms of which are incorporated by reference.
14.
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the Shares underlying the Option. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisers regarding his or her participation in the Plan before taking any action related to the Plan.
15.
Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Option Agreement and any other Option grant materials by and among, as applicable, the Company and the Service Recipients for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Service Recipient may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to a third-party stock plan service provider, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her status as a Service Provider and career with the Service Recipient will not be adversely affected. The only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Options or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

16.
Address for Notices. Any notice to be given to the Company under the terms of this Option Agreement will be addressed to the Company at Paymentus Holdings, Inc., 18390 NE 68th St., Redmond, WA 98052, Attention: General Counsel, or at such other address as the Company may hereafter designate in writing.
17.
Successors and Assigns. The Company may assign any of its rights under this Option Agreement to single or multiple assignees, and this Option Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restriction on transfer herein set forth, this Option Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Option Agreement may be assigned only with the prior written consent of the Company.
18.
Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or non-U.S. law, the tax code and related regulations or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the U.S. Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the exercise of the Options or the purchase by, or issuance of Shares, to Participant (or his or her estate) hereunder, such exercise, purchase or issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Option Agreement and the Plan, the Company will not be required to issue any certificate or certificates for (or make any entry on the books of the Company or of a duly authorized transfer agent of the Company of) the Shares hereunder prior to the lapse of such reasonable period of time following the date of exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience.
19.
Language. Participant acknowledges that Participant is sufficiently proficient in the
English language, or has consulted with an adviser who is sufficiently proficient in the English language, so as to allow Participant to understand the terms and conditions of this Option Agreement.

If Participant has received this Option Agreement or any other document related to the Plan translated into a language other than the English language and if the meaning of the translated version is different than the English version, the English language version will control.
20.
Interpretation. The Administrator will have the power to interpret the Plan and this Option Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Option Agreement.
21.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Option awarded under the Plan or future options that may be awarded under the Plan by electronic means or require Participant to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.
22.
Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Option Agreement.
23.
Option Agreement Severable. In the event that any provision in this Option Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Option Agreement.
24.
Amendment, Suspension or Termination of the Plan. By accepting this Option, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Administrator at any time.
25.
Country Addendum. Notwithstanding any provisions in this Option Agreement, this Option shall be subject to any additional terms and conditions set forth in the Country Addendum (if any) for any country whose laws are applicable to Participant and this Option (as determined by the Administrator in its sole discretion). Moreover, if Participant relocates to one of the countries included in the Country Addendum, the additional terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum (if any) constitutes a part of this Option Agreement.
26.
Modifications to the Option Agreement. This Option Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Option Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Option Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

Notwithstanding anything to the contrary in the Plan or this Option Agreement, the Company reserves the right to revise this Option Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with the Option.
27.
No Waiver. Either party’s failure to enforce any provision or provisions of this Option Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Option Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.
28.
Insider Trading/Market Abuse Laws. Participant acknowledges that Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares are listed and in applicable jurisdictions including, but not limited to, the United States and Participant’s country of residence, which may affect Participant’s ability to acquire or sell Shares or rights to Shares (e.g., Options) under the Plan during such time as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before Participant possessed inside information. Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Participant should keep in mind third parties includes fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. Participant is responsible for ensuring compliance with any applicable restrictions and should consult with his or her personal legal advisor on this matter.
29.
Tax Consequences. Participant has reviewed with his or her own tax advisers the U.S. and non-U.S., federal, state, local tax consequences of this investment and the transactions contemplated by this Option Agreement. With respect to such matters, Participant relies solely on such advisers and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Option Agreement.
30.
Governing Law; Venue; Severability. This Option Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware. For purposes of any action, lawsuit or other proceedings brought to enforce this Option Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of the State of Delaware, and no other courts, where this grant is made and/or to be performed. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Option Agreement shall continue in full force and effect.

* * *

EXHIBIT B

PAYMENTUS HOLDINGS, INC.

2021 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

EXERCISE NOTICE

Paymentus Holdings, Inc.

18390 NE 68th St.

Redmond, WA 98052

Attention: General Counsel / Stock Administration

1.
Exercise of Option. Effective as of today, ________________, ____, the undersigned (“Participant”) hereby elects to exercise Participant’s option (the “Option”) to purchase ________________ shares of the Common Stock (the “Shares”) of Paymentus Holdings, Inc. (the “Company”) under and pursuant to the 2021 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated ______________, _____, including the Notice of Stock Option Grant, and the Terms and Conditions of Stock Option Grant attached as Exhibit A thereto, and other exhibits, appendices and addenda attached thereto (including any Country Addendum) (the “Option Agreement”). Unless otherwise defined herein, capitalized terms used in this Exercise Notice will be ascribed the same defined meanings as set forth in the Option Agreement (or the Plan or other written agreement as specified in the Option Agreement).
1.
Delivery of Payment. Participant herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any Withholding Obligations to be paid in connection with the exercise of the Option.
2.
Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.
3.
Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Common Stock subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to Participant as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 15 of the Plan.
4.
Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.
5.
Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Participant or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties to the maximum extent permitted by law.
6.
Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware. For purposes of any action, lawsuit or other proceedings brought to enforce this Exercise Notice, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of the State of Delaware, and no other courts, where this grant is made and/or to be performed. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice shall continue in full force and effect.
7.
Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. The Plan and the Option Agreement (including this Exercise Notice and any exhibits, appendices, and addenda attached to the Notice of Stock Option Grant of the Option Agreement) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. Notwithstanding the foregoing, the restrictive covenants set forth in Appendix 2 do not supersede or in any way modify any other restrictive covenants applicable to Participant in any employment or other agreement with the Company or any Parent or Subsidiary of the Company.

Submitted by: Accepted by:

PARTICIPANT PAYMENTUS HOLDINGS, INC.

____________________________________ ____________________________________
Signature By

____________________________________ ____________________________________
Print Name Print Name

____________________________________ Title

Address: Address:

____________________________________ ____________________________________

____________________________________ ____________________________________

____________________________________

Date Received

APPENDIX 1

PAYMENTUS HOLDINGS, INC.

2021 EQUITY INCENTIVE PLAN

COUNTRY ADDENDUM TO STOCK OPTION AGREEMENT

Unless otherwise defined herein, capitalized terms used in this Country Addendum to Stock Option Agreement (the “Country Addendum”) will be ascribed the same defined meanings as set forth in the Option Agreement of which this Country Addendum forms a part (or the Plan or other written agreement as specified in the Option Agreement).

Terms and Conditions

This Country Addendum includes additional terms and conditions that govern this Option granted to Participant under the Plan to the extent Participant resides and/or works in one of the countries listed below. If Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which Participant is currently residing and/or working, or if Participant transfers employment and/or residency to another country after the Option is granted, the Company, in its discretion, will determine to what extent the terms and conditions contained herein will apply to Participant.

Notifications

This Country Addendum also includes information regarding securities laws, exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is provided solely for Participant’s convenience and is based on the securities, exchange control, and other Applicable Laws in effect in the respective countries as of April 2021. Such Applicable Laws often are complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Country Addendum as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in or exercises the Option or sells Shares acquired under the Plan.

In addition, the information contained in this Country Addendum is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Participant should seek appropriate professional advice as to how the Applicable Laws in Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the one in which Participant currently is residing and/or working, or if Participant transfers residence and/or employment to another country after the grant of the Option, the information in this Country Addendum may not apply to Participant in the same manner.

CANADA

Terms and Conditions

Form of Payment. Notwithstanding anything in the Plan and the Option Agreement to the contrary, due to regulatory considerations in Canada, Participant is prohibited from surrendering Shares that he or she already owns or attesting to the ownership of shares to pay the Exercise Price or any Tax Obligations in connection with this Option.

Termination. The following provision replaces Section 12(j) of the Option Agreement in its entirety:

For purposes of the Option, Participant’s status as a Service Provider will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any) as of the date that is the earliest of: (i) the date of termination of Participant’s status as a Service Provider, (ii) the date on which Participant receives notice of termination of his or her status as a Service Provider, and (iii) the date on which Participant ceases to be providing services to the Company, the Service Recipient or any other Subsidiary or Parent of the Company, which date shall not be extended by any notice period or period of pay in lieu of such notice mandated under the employment laws of the jurisdiction in which Participant is providing service or the terms of Participant’s employment or other service agreement, if any. The Administrator shall have the exclusive discretion to determine when Participant no longer is actively providing services for purposes of the Option (including whether Participant may still be considered to be providing services while on a leave of absence).

Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, Participant’s right to vest in the Option, if any, will terminate effective upon the expiry of the minimum statutory notice period, but Participant will not earn or be entitled to prorated vesting if the vesting date falls after the end of the statutory notice period, nor will Participant be entitled to any compensation in lieu of any such prorated vesting.

The following terms and conditions apply to Participants resident in Quebec:

Language. The parties acknowledge that it is Participant’s express wish that the Option Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent qu'elles souhaitent expressément que le contrat d'option, ainsi que tous les documents, avis et procédures judiciaires engagés, donnés ou intentés en vertu des présentes ou s'y rapportant directement ou indirectement, soient rédigés en anglais.

Data Privacy. This provision supplements Section 15 of the Option Agreement:

Participant hereby authorizes any Service Recipient, and any agents or representatives to (i) discuss with and obtain all relevant information from all personnel, professional or non‑professional, involved in the administration and operation of the Plan, and (ii) disclose and discuss any and all information relevant to the Plan with their advisers. Participant further authorizes the Company and any Service

Recipient and any agents or representatives to record such information and to keep such information in Participant’s file.

Notifications

Securities Law Notification. Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside Canada through the facilities of the exchange on which the Shares are then listed.

India

Notifications

Exchange Control Notification. Participant is required to repatriate to India, or cause to be repatriated, any proceeds from the sale of Shares acquired under the Plan and any dividends received in relation to the Shares within such time as prescribed under applicable Indian exchange control laws as may be amended from time to time. Participant should obtain a foreign inward remittance certificate (“FIRC”) or other similar form from the bank where Participant deposits the funds and maintain the FIRC or other form as evidence of the repatriation of funds in the event the Reserve Bank of India or Participant’s employer requests proof of repatriation. Participant should consult with his or her personal legal adviser to ensure compliance with the applicable requirements.

APPENDIX 2

PAYMENTUS HOLDINGS, INC.

2021 EQUITY INCENTIVE PLAN

RESTRICTIVE COVENANTS ADDENDUM TO STOCK OPTION AGREEMENT

Unless otherwise defined herein, capitalized terms used in this Restrictive Covenants Addendum to Stock Option Agreement will be ascribed the same defined meanings as set forth in the Stock Option Agreement of which this Restrictive Covenants Addendum forms a part (or the Plan or other written agreement as specified in the Stock Option Agreement).

1.
Confidential Information

a.
Participant expressly agrees that, throughout the term of Participant’s employment with the Company and at all times following the cessation of Participant’s employment from the Company, for so long as the information remains confidential, Participant will not acquire, use, transfer, download, print, or disclose any Confidential Information other than for the purpose to carry out the duties of Participant’s employment for the benefit of the Company (but in all cases preserving confidentiality by following the Company’s policies and procedures). Participant agrees to take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information in order to prevent it from falling into the public domain or into the possession of any Competing Business or any persons other than those persons authorized under this Restrictive Covenants Addendum to have such information for the benefit of the Company. Participant agrees to notify the Company in writing of any actual or suspected misuse, misappropriation, or unauthorized disclosure of Confidential Information that may come to Participant’s attention. Participant acknowledges that if Participant discloses or uses knowledge of the Company’s Confidential Information to gain an advantage for Participant, for any Competing Business, or for any other person or entity other than the Company, such an advantage so obtained would be unfair and detrimental to the Company.

b.
Participant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

c.
Nothing contained in this Restrictive Covenants Addendum is intended to prohibit

Participant from disclosing or discussing information relating to compensation or working conditions protected by the National Labor Relations Act or applicable law. Additionally, nothing contained in this Restrictive Covenants Addendum prohibits or prevents Participant from filing a charge with or participating, testifying, or assisting in any investigation, hearing, whistleblower proceeding, or other proceeding before any federal, state, or local government agency (e.g., EEOC, NLRB, SEC, etc.) or in any legislative or judicial proceeding nor does anything in this Restrictive Covenants Addendum preclude, prohibit or otherwise limit, in any way, Participant’s rights and abilities to contact, communicate with or report unlawful conduct to federal, state, or local officials for investigation or participate in any whistleblower program administered by such agencies. The Company further acknowledges Participant’s rights to make truthful statements or disclosures required by law, regulation, or legal process and to request or receive confidential legal advice, and nothing in this Restrictive Covenants Addendum shall be deemed to impair those rights. The Company also acknowledges Participant’s rights to make truthful statements or disclosures about unlawful employment practices which are defined to mean any form of unlawful discrimination, harassment, or retaliation that is actionable under Title VII of the Civil Rights Act of 1964 or any comparable state statue or any other related federal or state rule or law that is enforced by the Equal Employment Opportunity Commission or any comparable state agency.

2.
Limited Non-Compete Agreement. The Parties acknowledge and agree that, as a result of Participant’s employment with the Company: (i) Participant has and will have access to and be involved in the development and utilization of the Company’s Confidential Information; (ii) Participant will develop and maintain critical relationships with the Company’s customers, prospective customers, employees, consultants, and independent contractors; and (iii) Participant will be responsible for further developing and strengthening the Company’s goodwill in the market. Accordingly, Participant expressly agrees that Participant will not Compete with the Company during the Restricted Period within the Restricted Territory on behalf of any Competing Business.

3.
Non-Solicitation of Customers/Prospective Customers. Participant expressly agrees that during the Restricted Period, Participant will not, directly or indirectly, either alone or by assisting or acting in concert with others, on behalf of themselves or any other person, business, entity, including but not limited to on behalf of a Competing Business, solicit, persuade, induce, encourage, divert, or attempt to solicit, persuade, induce, encourage, or divert, or otherwise accept business from, any Customer or Prospective Customer with whom Participant had Material Contact, for the purpose of interfering in the relationship between such Customer or Prospective Customer and the Company, or providing products or services that are competitive with or could replace the Company’s products or services in the Company’s Business.

4.
Non-Recruitment of Protected Employees. Participant expressly agrees that during the Restricted Period, Participant will not, directly or indirectly, either alone or by assisting or acting in concert with others, on behalf of themselves or any other person, business, entity, including but not limited to on behalf of a Competing Business, solicit, induce, encourage, or attempt to solicit, induce, or encourage any Protected Employee of the Company to alter or terminate their relationship with the Company, or hire, employ, recruit or attempt to hire, employ, or recruit any Protected Employee on behalf of a Competing Business.

5.
Remedies. In the event that Participant breaches any of the restrictive covenants set forth in this Restrictive Covenants Addendum, any portion of the Option awarded by this Option Agreement which is then-unexercised or unvested will thereupon be forfeited at no cost to the Company and Participant will have no further rights thereunder. Participant agrees that the obligations set forth in this Restrictive Covenants Addendum are necessary and reasonable in order to protect the Company’s legitimate business interests and (without limiting the foregoing) that the obligations set forth in this Restrictive Covenants Addendum are necessary and reasonable in order to protect the Company’s legitimate business interests in protecting its Confidential Information, customer and employee relationships and the goodwill associated therewith. Participant expressly agrees that due to the unique nature of the Company’s Confidential Information, and its relationships with its customers and employees, monetary damages would be inadequate to compensate the Company for any breach by Participant of the covenants and agreements set forth in this Restrictive Covenants Addendum. Accordingly, Participant agrees and acknowledges that any such violation or threatened violation shall cause irreparable injury to the Company and that, in addition to forfeiture of any portion of the Option which is unexercised or unvested and any other remedies that may be available in law, in equity, or otherwise, the Company shall be entitled: (a) to obtain injunctive relief against the threatened breach of this Restrictive Covenants Addendum or the continuation of any such breach by Participant, without the necessity of proving actual damages, and without necessity of posting bond; and (b) to recover any costs or attorneys’ fees, arising out of or in connection with any breach or threatened breach by Participant or any action relating to Participant’s obligations under this Restrictive Covenants Addendum. Any such equitable relief sought or obtained pursuant to this Restrictive Covenants Addendum will not be the Company’s exclusive remedy to address Participant’s breach or threatened breach of the provisions herein, and the Company shall be entitled to pursue all remedies available, including but not limited to actual damages, pursuant to applicable law. No claim, demand, action, or cause of action that Participant may have against the Company shall constitute a defense to the Company’s enforcement of any of its rights or Participant’s obligations hereunder by the Company or the Company’s successors or assigns.

6.
Tolling. Participant acknowledges and agrees that the Restricted Period shall be tolled on a day-for-day basis for all periods in which Participant is in breach of the obligations contained in this Restrictive Covenants Addendum, so that the Company receives the full benefit of the Restricted Period to which Participant has agreed herein. Participant also agrees that if Participant or the Company institutes litigation to enforce or challenge the protective covenants in this Restrictive Covenants Addendum, and Participant is not enjoined from breaching one or more of the protective covenants contained in this Restrictive Covenants Addendum, and a court thereafter determines that one or more of the protective covenants are enforceable, the Restricted Period shall be tolled (i.e. suspended) beginning on the date the litigation was instituted until the litigation is finally resolved and all periods of appeal have expired.

7.
Definitions. For all purposes throughout this Restrictive Covenants Addendum, the terms defined below shall have the respective meanings specified in this section.

a.
“Business” means the business of investing and operating in payments, payments networks, billing, billing solutions, software and technology-enabled businesses, including a continuous program of research, development, production and marketing.

b.
“Cause” shall mean voluntary resignation, disability that renders Participant incapable of performing the essential functions of Participant’s job, with or without reasonable accommodation, after Participant has exhausted any leave available under applicable law or Company policy, job abandonment, substandard performance, engaging in any act or omission deemed to be against the best interests of the Company, unsafe, threatening or violent activity or conduct, and any other conduct that could reasonably be perceived as damaging the Company’s reputation or interfering with its business interests. A termination for Cause may be based on conduct that takes place in or outside the workplace. Cause shall be determined in the sole discretion of the Company.

c.
“Compete” shall mean: (i) providing the same or similar services or expertise Participant provided to the Company at any time during the twelve (12) months prior to cessation of employment; (ii) any involvement where Participant will be responsible for managing others, participating in strategic decision-making, engaging in research or development, or personally selling products or services that are the same as or substantially similar to the products or services market, sold, or provided by the Company; or (iii) any other capacity where Participant’s knowledge of the Company’s Confidential Information could provide a competitive advantage to any Competing Business.

d.
“Competing Business” shall mean any person or entity in the business of developing, distributing, selling, supplying or otherwise dealing with (including but not limited to technical and product support, professional services, technical advice and other customer services) billing and payment solutions (products and services) that offer billers the ability to send bills via electronic channels, receive payments of all types, reconcile payments in real time, and empower customers to work with a self-service billing portal and any other products or services that could replace and are therefore competitive with those offered by the Company or any predecessor within the two (2) years prior to the cessation of Participant’s employment.

e.
“Confidential Information” shall mean sensitive business information having actual or potential value to the Company or its affiliates because it is not generally known to the general public or ascertainable by a Competing Business, and which has been disclosed to Participant, or of which Participant will become aware, as a consequence of the employment with the Company. Confidential Information includes, but is not limited to, the Company’s investment strategies, management planning information, business plans, operational methods, market studies, marketing plans or strategies, patent information, business acquisition plans, past, current and planned research and development, formulas, methods, patterns, processes, procedures, instructions, designs, inventions, operations, engineering, drawings, equipment, devices, technology, software systems, price lists, sales reports and records, sales books and manuals, code books, financial information and projections, personnel data such as compensation, strengths, weaknesses, and experience, names of customers, customer lists and contact information, customer pricing and purchasing information, lists of targeted prospective customers, supplier lists, product/service and marketing data and programs, product/service plans, product development, advertising campaigns, new product designs or roll out, agreements with third parties, or any information designated by the Company as being “confidential.” Confidential Information may be in written or non-written form, as well as information held on electronic media or networks, magnetic storage, cloud storage service, or other similar media. The Company has invested and will continue to invest extensive time, resources, talent, and effort to develop its Confidential Information, all of which generates goodwill for the Company. Participant acknowledges that the Company has taken reasonable and adequate steps to control access to the Confidential Information and to prevent unauthorized disclosure, which could cause injury to the Company. This definition shall not limit any broader definition of “confidential information” or any equivalent term under applicable state or federal law. Confidential Information shall not include any information that (i) is or becomes generally available to the public other than as a result of an unauthorized or unintentional disclosure, (ii) has been independently developed and disclosed by others without violating any obligations to the Company or applicable law, or (iii) otherwise enters the public domain through lawful means.

f.
“Customer” of the Company shall mean any business or entity that agreed, verbally or in writing, to purchase products or services from the Company or actually purchased products or services from the Company within the twelve (12) months preceding the cessation of Participant’s employment with the Company.

g.
The term “employment” shall include service as an employee, consultant, or other service provider of the Company or any Subsidiary or Parent of the Company.

h.
Participant will be deemed to have had “Material Contact” with any Customer or Prospective Customer of the Company if, in the twelve (12) months prior to the cessation of Participant’s employment with the Company, the Customer or Prospective Customer is one: (i) with whom or which Participant dealt on behalf of the Company; (ii) whose dealings with the Company were coordinated or supervised by Participant; (iii) about whom Participant obtained Confidential Information in the ordinary course of business as a result of Participant’s employment with the Company; or (iv) who received products or services authorized by the Company, the sale or provision of which resulted in compensation, commissions, or earnings for Participant.

i.
“Prospective Customer” shall mean any business or entity that is not a Customer, but to whom Participant provided a bid, quote for products or services, or about whom Participant obtained Confidential Information for the purposes of securing a sale, during the twelve (12) months preceding cessation of Participant’s employment with the Company.

j.
“Protected Employee” shall mean any employee of the Company who has access to or knowledge of the Company’s Confidential Information, such that their employment with or engagement by a Competing Business could result in unfair competition with or damage to the Company, and (i) with whom Participant had material, business-related contact in the last twelve (12) months prior to Participant’s cessation of employment with the Company; or (ii) about whom Participant obtained Confidential Information in the regular course of business in the last twelve (12) months prior to Participant’s cessation of employment with the Company. “Protected Employee” applies only to those individuals actually employed by the Company at the time of the conduct prohibited by Section 4 of this Restrictive Covenants Addendum, or who were employed by the Company within three (3) months prior to the conduct prohibited by Section 4.

k.
“Restricted Period” shall mean the entire period of Participant’s employment with the Company and a twelve (12) month period immediately following the cessation of Participant’s employment.

l.
“Restricted Territory” shall mean (i) Participant’s designated territory or area of responsibility as of the cessation of Participant’s employment with the Company; and

(ii) the geographic areas in which Participant, during any time in the last twelve (12) months of employment with the Company, provided services or had a material presence or influence. Acts done by Participant outside the “Restricted Territory” shall be deemed to be done within the “Restricted Territory” where their primary purpose or effect is to compete with the Company on behalf of a Competing Business within the “Restricted Territory.”

8.
Participant’s right to consult with counsel. Participant acknowledges that Participant has been provided an opportunity, and has been made aware of Participant’s right, to consult with counsel of their choosing at Participant’s expense prior to entering into the Option Agreement, including specifically (but without limitation) the restrictive covenants in this Restrictive Covenants Addendum.

9.
Notification of New Employer. Before Participant accepts employment or enters into any consulting, independent contractor, or other professional or business engagement with any other person or entity while any of the provisions of this Restrictive Covenants Addendum are in effect, Participant will provide such person or entity with written notice of the provisions of this Restrictive Covenants Addendum and will deliver a copy of that notice to the Company. While any of the restrictive covenant provisions of this Restrictive Covenants Addendum are in effect, Participant agrees that, upon the request of the Company, Participant will furnish the Company with the name and address of any new employer or entity for whom Participant provides contractor or consulting services, as well as the capacity in which Participant will be employed or otherwise engaged. Participant hereby consents to the Company’s notifying Participant’s new employer about Participant’s responsibilities, restrictions and obligations under this Restrictive Covenants Addendum.

10.
State Law Exceptions. The Company acknowledges and agrees that, in certain states the covenants contained in this Restrictive Covenants Addendum may have limited or no applicability. The Company intends for this Restrictive Covenants Addendum to comply fully with state and local laws and, as such, acknowledges that this Restrictive Covenants Addendum is limited or not applicable in the following states. To the extent that there are additional limitations not acknowledged herein, the Company intends for this
Restrictive Covenants Addendum to be read and applied in full compliance with applicable state laws. Further, to the extent any state not listed limits enforceability of a covenant if Participant’s annual compensation is insufficient for enforceable post-employment non-competition or non-solicitation restrictions, such limitation is incorporated by reference.
a.
Arizona. If Participant’s primary work location is in Arizona as of the date Participant’s employment with the Company ceases, Sections 3 and 4 of this Restrictive Covenants Addendum will prohibit Participant from engaging in the conduct described only in the “Restricted Territory.”

b.
California. If Participant’s primary work location is in California as of the date Participant’s employment with the Company ceases, Sections 2, 3, 4 and 6 of this Restrictive Covenants Addendum do not apply to Participant after Participant’s last day of employment. Further, Section 5 of this Restrictive Covenants Addendum shall provide for attorneys’ fees to the prevailing party as required under California Civil Code § 1717.
c.
Connecticut. If Participant’s primary work location is in Connecticut, Section 1 of this Restrictive Covenants Addendum shall not be interpreted to preclude Participant from discussing at any time the compensation of any employee of the Company who has voluntarily disclosed that compensation information to Participant.
d.
Florida. If Participant’s primary work location is in Florida as of the date Participant’s employment with the Company ceases, then the phrase “and without necessity of posting bond” shall be struck from Section 5 of this Restrictive Covenants Addendum.
e.
Hawaii. If Participant’s primary work location is in Hawaii as of the date Participant’s employment with the Company ceases, then after the last day of employment the restrictions in Section 2 of this Restrictive Covenants Addendum will apply geographically only to the specific island(s) within the State of Hawaii for which Participant had managerial and/or sales responsibility.
f.
Idaho. If Participant’s primary work location is in Idaho as of the date Participant’s employment with the Company ceases, then after the last day of employment the restrictions in Sections 2, 3, and 4 of this Restrictive Covenants Addendum shall apply only if Participant is a “key employee.” As used herein, the phrase “key employee” means an employee who, by reason of the employer’s investment of time, money, trust, exposure to the public, or exposure to technologies, intellectual property, business plans, business processes and methods of operation, customers, vendors or other business relationships during the course of employment, has gained a high level of inside knowledge, influence, credibility, notoriety, fame, reputation or public persona as a representative or spokesperson of the employer and, as a result, has the ability to harm or threaten an employer’s legitimate business interests.
g.
Nebraska. If Participant’s primary work location is in Nebraska as of the date Participant’s employment with the Company ceases, then after the last day of employment the restrictions in Section 2 of this Restrictive Covenants Addendum will not apply. After Participant’s employment with the Company ceases, the restrictions of Section 3 of this Restrictive Covenants Addendum will only apply to the Company’s current Customers, and not to Prospective Customers. Also after Participant’s employment with the Company ceases, (1) the definition of “Customer” in Section 7(f) of this Restrictive Covenants Addendum shall only apply to any business or entity that is a current customer of the Company; (2) the definition of “Material Contact” in Section 7(h) of this Restrictive Covenants Addendum shall mean doing business and having personal contact with Customers during Participant’s employment with the Company; and (3) the definition of “Protected Employee” in Section 7(j) of this Restrictive Covenants Addendum shall mean any employee of the Company whom

Participant had material business-related contact during Participant’s employment with the Company, and who is actually employed by the Company at the time of the conduct prohibited by Section 4 of this Restrictive Covenants Addendum, or who were employed by the Company within three (3) months prior to the contact prohibited by Section 4 of this Restrictive Covenants Addendum.
h.
Tennessee. If Participant’s primary work location is in Tennessee as of the date Participant’s employment with the Company ceases, Sections 3 and 4 of this Restrictive Covenants Addendum will prohibit Participant from engaging in the conduct described only in the “Restricted Territory.”
i.
Virginia. If Participant’s primary work location is in Virginia, then: (i) at any time that Participant is a “low-wage employee” within the meaning of Virginia Code § 40.1-28.7:8, Section 2 of this Restrictive Covenants Addendum does not apply and Section 3 of this Restrictive Covenants Addendum is modified by deleting the phrase “or otherwise accept business from”; and (ii) as of the date Participant’s employment with the Company ceases, “Compete” as defined in Section 7(c), shall mean: providing the same or similar services or expertise Participant provided to the Company at any time during the twelve (12) months prior to cessation of employment.